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                                                                    EXHIBIT 23.1


                       [LETTERHEAD OF ERNST & YOUNG LLP]


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Guidant Corporation contained therein dated October 15, 1996 for the registration of 10,350,000 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1996, with respect to the consolidated financial statements of Guidant Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

Our audit also included the financial statement schedule of Guidant Corporation listed in Item 14(a) of the Company's Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                /s/  Ernst & Young LLP


October 15, 1996


        Ernst & Young is a member of Ernst & Young International, Ltd.